SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Eliem Therapeutics, Inc.

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Eliem Therapeutics Eliem Therapeutics, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on May 18, 2023 For Stockholders of record as of March 24, 2023 Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Eliem Therapeutics, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Thursday, May 18, 2023 10:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ELYM for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/ELYM SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/ELYM TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com To order paper materials, use one of the following methods. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ELYM If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 08, 2023. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ELYM To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. PROXY TABULATOR P.O. BOX 8016, CARY, NC 27512-9903

Eliem Therapeutics, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect the nominee for director named herein to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders. 1.01 Simon Tate 2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. 3. To conduct any other business properly brought before the meeting.